Exhibit 8
List of subsidiaries
The following is a list of the company’s subsidiaries (except for certain subsidiaries that, in the aggregate, would not be a “significant subsidiary” as defined in rule 1-02 (w) of Regulations S-X as of 31 December 2024    ). Unless otherwise stated, the company holds directly or indirectly 100% of the subsidiaries listed below, as of December 31, 2024.

Philips company	Country
Philips Argentina Sociedad Anónima	Argentina
Australian Pharmacy Sleep Services Pty. Ltd	Australia
CapsuleTech Australia Pty Ltd	Australia
Philips Electronics Australia Limited	Australia
Philips Saeco Australia Pty. Limited	Australia
RDT Pty Ltd.	Australia
SPNC Australia PTY LTD	Australia
Philips Austria GmbH	Austria
Philips Electronics Bangladesh Private Limited	Bangladesh
Foreign consulting-trade unitary enterprise “Philips-Belorussia” of company Philips’ Radio B.V.	Belarus
Philips Belgium Commercial	Belgium
Volcano Europe	Belgium
Philips Clinical Informatics - Sistemas de Informação Ltda.	Brazil
Philips do Brasil Ltda.	Brazil
Philips Medical Systems Ltda.	Brazil
Philips Bulgaria EOOD	Bulgaria
Latin-American Holdings Corporation	Canada
Philips Electronics Ltd	Canada
Philips Overseas Holdings Corporation	Canada
Philips Trans-America Holdings Corporation	Canada
Philips Chilena S.A.	Chile
Philips (China) Investment Company, Ltd.	China
Philips Domestic Appliances and Personal Care Company of Zhuhai SEZ, Ltd.	China
Philips Enterprise Service (Suzhou) Co., Ltd.	China
Philips Goldway (Shenzhen) Industrial Inc.	China
Philips Health Technology (China) Co., Ltd.	China
Philips Healthcare (Suzhou) Co., Ltd.	China
Philips Medical Device (Shanghai) Co., Ltd.	China
Philips Ultrasound (Shanghai) Co., Ltd.	China
Respironics Medical Products (Shenzhen) Ltd.	China
Philips Colombiana S.A.S.	Colombia

Philips de Costa Rica S.R.L.	Costa Rica
Philips d.o.o.	Croatia
Philips Ceská republika s.r.o.	Czech Republic
Zeitgeist Health SE	Czech Republic
Philips Danmark A/S	Denmark
Philips Dominicana S.R.L.	Dominican Republic
Philips Egypt (Limited Liability Company)	Egypt
Philips Egypt Investment Company	Egypt
Philips Oy	Finland
CapsuleTech SAS	France
Emergences Medicales et Technologies (70%)	France
Philips France	France
Philips GmbH	Germany
Philips Medical Systems DMC GmbH	Germany
Philips Medizin Systeme Böblingen GmbH	Germany
Philips Medizin Systeme Hofheim-Wallau GmbH	Germany
Philips SC Unterstützungskasse GmbH	Germany
PIP Verwaltungsgesellschaft mbH	Germany
Respironics Deutschland GmbH & Co. KG	Germany
Respironics Deutschland Verwaltungsgesellschaft mbH	Germany
TOMTEC Imaging Systems GmbH	Germany
Philips Ghana Ltd	Ghana
Philips Hellas Single Member Commercial and Industrial Societe Anonyme of Electrotechnical Products and Medical Systems	Greece
Philips Electronics Hong Kong Limited	Hong Kong
Respironics (HK) Ltd.	Hong Kong
Philips Magyarország Kereskedelmi Kft.	Hungary
Philips Global Business Services LLP	India
Philips India Limited (96.13%)	India
Philips VitalHealth Software India Private Limited	India
P.T. Philips Industries Batam	Indonesia
PT Philips Indonesia Commercial	Indonesia
Larestine Ireland Ltd.	Ireland
Philips Accounting Services Limited	Ireland
Philips Electronics Ireland Limited	Ireland
Philips Radio Communication Systems Ireland Limited	Ireland

Respironics (Ireland) Limited	Ireland
Saeco IPR Limited	Ireland
Saeco Strategic Services Limited	Ireland
Silicon B203 Limited	Ireland
Tineney Ireland Ltd.	Ireland
Western Biomedical Technologies Limited	Ireland
Dia Imaging Analysis Ltd.	Israel
EPD Research Ltd.	Israel
LifeWatch Technologies, Ltd.	Israel
Philips Electronics (Israel) Ltd.	Israel
Philips Medical Systems Technologies Ltd.	Israel
Philips Innovations S.p.A.	Italy
Philips Societa per Azioni	Italy
Philips Japan, Ltd.	Japan
Philips Kazakhstan LLP	Kazakhstan
Philips East Africa Limited	Kenya
Philips Korea Ltd.	Korea, Republic of
Philips Baltic SIA	Latvia
Philips Lighting Maseru Pty. Ltd.	Lesotho
Philips Luxembourg S.A.	Luxembourg
Philips Malaysia Sdn. Bhd.	Malaysia
Philips México Commercial, S.A. de C.V.	Mexico
Philips North Africa SARL	Morocco
Philips Myanmar Company Limited	Myanmar
Card Guard Europe B.V.	Netherlands
Discus Dental Europe B.V.	Netherlands
EPD Medco B.V.	Netherlands
Maverix B.V.	Netherlands
Metaaldraadlampenfabriek "Volt" B.V.	Netherlands
Philips Canada Holding B.V.	Netherlands
Philips Components B.V.	Netherlands
Philips Consumer Lifestyle B.V.	Netherlands
Philips Consumer Lifestyle International B.V.	Netherlands
Philips DAP Zhuhai Holding B.V.	Netherlands
Philips Electronics China B.V.	Netherlands

Philips Electronics Middle East & Africa B.V.	Netherlands
Philips Electronics Nederland B.V.	Netherlands
Philips Electronics Technology Shanghai Holding B.V.	Netherlands
Philips Export B.V.	Netherlands
Philips Imaging Systems China Holding B.V.	Netherlands
Philips International B.V.	Netherlands
Philips IP Ventures B.V.	Netherlands
Philips Medical Systems International B.V.	Netherlands
Philips Medical Systems Nederland B.V.	Netherlands
Philips Nederland B.V.	Netherlands
Philips Oral Healthcare B.V.	Netherlands
Philips Participations B.V.	Netherlands
Philips Patient Monitoring Systems China Holding B.V.	Netherlands
Philips' Radio B.V.	Netherlands
Philips Real Estate Investment Management B.V.	Netherlands
Philips USA Export Holding B.V.	Netherlands
Philips Venture Capital Fund B.V.	Netherlands
Philips Warehouse & Services B.V.	Netherlands
Spectranetics International B.V.	Netherlands
VitalHealth Software B.V.	Netherlands
Philips New Zealand Commercial Limited	New Zealand
LifeWatch MK DOOEL	North Macedonia
Philips Norge AS	Norway
Philips Caribbean Panamá, Inc.	Panama
Philips SEM S.A.	Panama
Philips del Paraguay S.A.	Paraguay
Philips Philippines, Inc.	Philippines
Philips Polska Sp.z.o.o.	Poland
Philips Respiromix sp. z o.o.	Poland
Philips Portuguesa, S.A.	Portugal
Philips Medical Systems Puerto Rico, Inc.	Puerto Rico
Philips Romania S.R.L.	Romania
Limited Liability Company "PHILIPS"	Russia
Philips Healthcare Saudi Arabia Limited (50%)	Saudi Arabia
Philips doo Beograd	Serbia

CapsuleTech Asia Pacific Pte. Ltd.	Singapore
Philips Electronics Singapore Pte Ltd	Singapore
PHILIPS SLOVENIJA trgovina, d.o.o.	Slovenia
Philips Africa (Proprietary) Limited	South Africa
Philips South Africa Commercial (Proprietary) Ltd. (89%)	South Africa
Volcano Therapeutics South Africa Pty Ltd	South Africa
Philips Ibérica, S.A.U.	Spain
Philips Lanka Solutions (Private) Limited	Sri Lanka
BioTel Europe AB	Sweden
Philips Aktiebolag	Sweden
Imel AG	Switzerland
LifeWatch GmbH	Switzerland
Philips AG	Switzerland
Philips Taiwan Ltd.	Taiwan
Philips (Thailand) Ltd.	Thailand
Türk Philips Ticaret Anonim Sirketi	Turkey
Limited Liability Company "Philips Ukraine"	Ukraine
Philips Electronics M E & Africa BV LLC	United Arab Emirates
Avent Limited	United Kingdom
Cardiocore Lab, Limited	United Kingdom
Invivo UK Ltd.	United Kingdom
Philips Components Limited	United Kingdom
Philips Consumer Communications UK Limited	United Kingdom
Philips DCP (Belfast) Limited	United Kingdom
Philips Digital UK Limited	United Kingdom
Philips Electronics UK Limited	United Kingdom
Philips Healthcare Informatics Limited	United Kingdom
Philips Titan Limited	United Kingdom
Philips Trustee Company Limited	United Kingdom
Philips U.K. Limited	United Kingdom
Pye (Electronic Products) Ltd.	United Kingdom
Pyecam Company Limited	United Kingdom
Remote Diagnostic Technologies Limited	United Kingdom
Respironics (UK) Limited	United Kingdom
Respironics Ltd.	United Kingdom

Respironics Respiratory Drug Delivery (UK) Ltd.	United Kingdom
Respironics UK Holding Company Limited	United Kingdom
370 West Trimble Road LLC	United States
AllParts Medical, LLC	United States
American Color & Chemical, L.L.C.	United States
ATL International LLC	United States
ATL Ultrasound, Inc.	United States
BioTel INR, LLC	United States
BioTelemetry Care Management, LLC	United States
BioTelemetry, Inc.	United States
Blue Willow Systems LLC	United States
Braemar Manufacturing, LLC	United States
CapsuleTech Inc.	United States
Cardiac Monitoring Holding Company, LLC	United States
Cardiologs Technologies Inc.	United States
CardioNet, LLC	United States
CardioProlific, Inc.	United States
Cerebral Data Systems, Inc. (93%)	United States
Crux Biomedical LLC	United States
Discus Dental Canada, LLC	United States
Discus Dental, LLC	United States
Discus Holdings, LLC	United States
Discus International, LLC	United States
Electrical Geodesics, LLC	United States
Geneva Healthcare, LLC	United States
Intact Vascular, Inc.	United States
LifeWatch Services Inc.	United States
Philips CS Corporation	United States
Philips DS North America LLC	United States
Philips Electronics Realty, LLC	United States
Philips Healthcare Informatics, Inc.	United States
Philips Holding USA Inc.	United States
Philips Image Guided Therapy Corporation	United States
Philips Medical Systems (Cleveland), Inc.	United States
Philips Medical Systems Export, Inc.	United States

Philips Medical Systems MR, Inc.	United States
Philips MPEG Inc.	United States
Philips North America LLC	United States
Philips Oral Healthcare, LLC	United States
Philips Project Management, LLC	United States
Philips RS North America Holding Corporation	United States
Philips RS North America LLC	United States
Philips Semiconductors Inc.	United States
Philips Ultrasound LLC	United States
Philips USA Export Corporation	United States
Remote Diagnostic Technologies LLC	United States
Respiratory Technologies, Inc.	United States
Respironics California, LLC	United States
Respironics Colorado, Inc.	United States
Respironics Logistics Services, LLC	United States
Respironics Novametrix, LLC	United States
Spectranetics LLC	United States
Telcare Medical Supply, LLC	United States
Telcare, LLC	United States
Tomtec Corporation	United States
U.S. Philips Corporation	United States
Vesper Medical, Inc.	United States
VISICU, Inc.	United States
VitalHealth Software Corp.	United States
Volcano Atheromed, Inc.	United States
Philips Uruguay S.A.	Uruguay
Philips Vietnam Limited	Vietnam